Exhibit 4.3

FORM OF

REPLACEMENT 2013 WARRANT CERTIFICATE

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF APRIL 30, 2013, BY NUVO BANK & TRUST COMPANY, FORMERLY A MASSACHUSETTS CHARTERED TRUST COMPANY (“NUVO”) (“WARRANT AGREEMENT”).  EFFECTIVE AS OF ________, 2015, NUVO MERGED WITH AND INTO MERCHANTS BANK, A VERMONT BANK AND WHOLLY-OWNED SUBSIDIARY OF MERCHANTS BANCSHARES, INC., A DELAWARE CORPORATION (THE “COMPANY”). THE OBLIGATIONS OF NUVO UNDER THE WARRANT AGREEMENT WERE ASSUMED BY THE COMPANY IN CONNECTION WITH THE MERGER.  THIS CERTIFICATE REFLECTS ADJUSTMENT OF THE EXERCISE PRICE AND NUMBER OF WARRANTS IN CONNECTION WITH THE MERGER, IN ACCORDANCE WITH SECTION 2.03 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 27, 2015, BETWEEN NUVO AND THE COMPANY (“MERGER AGREEMENT”) AND SECTION 5(c) OF THE WARRANT AGREEMENT.  COPIES OF THE WARRANT AGREEMENT AND THE MERGER AGREEMENT ARE ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT AND THE ADJUSTED TERMS OF THE WARRANT AS SET FORTH HEREIN.

No. 2013 W-____

Number of Warrants: ____

MERCHANTS BANCSHARES, INC.

REPLACEMENT 2013 WARRANT CERTIFICATE

This Replacement 2013 Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of warrants to purchase the number of fully-paid and non-assessable shares of common stock, $0.01 par value of Merchants Bancshares, Inc. (“Shares”) set forth above, at the exercise price of $20.69 per share (“Exercise Price”), subject to further adjustment in certain events in accordance with the terms of the Warrant Agreement (“Warrants”).

No fractional shares will be issued in connection with exercise of the Warrants.

The Warrants evidenced by this Replacement 2013 Warrant Certificate (“Warrant Certificate”) are part of a duly authorized issue of Warrants issued by the Company pursuant to Section 5(c) of the Warrant Agreement and Section 2.03 of the Merger Agreement, as a replacement for a warrant issued by NUVO in 2013 pursuant to the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument.  The Warrant Agreement is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder.  All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Warrant Agreement.  If any provision of this Warrant Certificate conflicts with a provision of the Warrant Agreement, the provision of the Warrant Agreement shall control.

These Warrants may not be exercised after 2:00 p.m., Eastern time, on April 30, 2017 (the “Expiration Time”).

The Holder may exercise the Warrants evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to American Stock Transfer & Trust Company, LLC (the “Securities Registrar”), (A) this Warrant Certificate, together with a properly completed election to purchase set forth on the reverse hereof (an “Election to Purchase”); and (B) payment of the Exercise Price.

Upon receipt of the items set forth above, and subject to the terms of the Warrant Agreement, the Securities Registrar shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of these Warrants, or confirmation of such Shares in book entry form.  In the event of a partial exercise of the Warrants, a new Warrant Certificate evidencing the number of remaining Warrants shall be issued to such Holder or to his duly authorized assigns.

The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Exercise Price and the type and/or number of securities issuable upon exercise may, subject to certain conditions, be adjusted.  In such event, the Securities Registrar may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Warrant Agreement, the Securities Registrar shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any person and shall be unaffected by any notice to the contrary.

No Holder, in his capacity as such, shall be entitled to vote or receive dividends nor be deemed for any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of such Warrant.  Nothing contained herein shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Warrant Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

IN WITNESS WHEREOF, Merchants Bancshares, Inc. has caused this Replacement 2013 Warrant Certificate to be duly executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

Dated as of __________, 2015.

MERCHANTS BANCSHARES, INC.

a Delaware corporation

By:		By:
Michael R. Tuttle			Thomas J. Meshako
President & Chief Executive Officer			Treasurer

[SEAL]

Countersigned by
American Stock Transfer & Trust Company, LLC
Securities Registrar

By:
Authorized officer

ELECTION TO PURCHASE

(To be executed by the registered Holder if Holder desires to exercise the Replacement 2013 Warrant Certificate in whole or in part).

TO:

American Stock Transfer & Trust Company, LLC, Securities Registrar

The undersigned hereby irrevocably elects to exercise Warrants represented by this Replacement 2013 Warrant Certificate to purchase the Shares issuable upon the exercise of such Warrants and requests that certificates for such stock be issued in the name of:

PLEASE INCLUDE SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

__________________________________

__________________________________

__________________________________

__________________________________

[please print name and address]

If such number of Warrants shall not be all the Warrants evidenced by this Replacement 2013 Warrant Certificate, a new Replacement 2013 Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

PLEASE INCLUDE SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

__________________________________

__________________________________

__________________________________

__________________________________

[please print name and address]

Dated: _______________

Signature: _______________________________________

Signature Guaranteed: ______________________________________

Number of Warrants being Exercised: ____________________*

Number of Shares to be Issued: _____________________

*(No fractional Shares will be issued in connection with the exercise of the Warrants)

Exercise Price: __________________ x $20.69 = $___________

(Number of Shares)

☐

Check here if the exercise price for the Warrants being exercised is included herewith, and is being paid by certified or personal check drawn on a U.S. Bank payable to the order of the Company, or is being wired in accordance with the Warrant Agreement.

☐

If you wish to exercise the Warrant under the Cashless Exercise Method provided in Section 3(a)(ii) of the Warrant Agreement, please check this box.

ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer the Replacement 2013 Warrant Certificate in whole or in part.)

FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto _____________________ this Replacement 2013 Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ to transfer the Replacement 2013 Warrant Certificate on the books of the within-named Company, with full power of substitution in the name of the Assignee as provided above as to _______ Shares, to issue a new Replacement 2013 Warrant Certificate to the Assignee (and, if this assignment is for fewer than 100% of the Shares covered by said Warrant, to the Assignor for the balance thereof) to reflect the assignment and registration, and to provide written notice of such registration to the Assignor and the Assignee at the addresses provided above.  The undersigned hereby acknowledges that such transfer may not be effective unless said Warrant is registered in the Company’s Replacement 2013 Warrant Register.

Dated: _______________

Signature: _______________________________________

Signature Guaranteed: ______________________________________

NOTICE

The signature on the foregoing Election to Purchase or Assignment must correspond to the name as written upon the face of this Replacement 2013 Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Return completed Election to Purchase and/or Assignment to the Securities Registrar at:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane, Plaza Level

New York, NY   10038

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